UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2007

BRAINTECH, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-24911
(Commission File Number)

98-0168932
(IRS Employer Identification No.)

#102-930 West 1st Street, North Vancouver, BC V7P 3N4
(Address of principal executive offices and Zip Code)

(604) 988-6440
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 22, 2007 we entered into an employment agreement with Owen Jones to continue to act as a senior executive of our company with the title of founder. The employment agreement is for a term of four years unless he is terminated for just cause. In the event Mr. Jones is terminated for other than just cause he is entitled to a severance payment of 24 month base salary or the remainder of the contract term.

The base salary is CDN $150,000 per year paid on the 1st and the 15th day of each month, as follows:

Year 1	4 day work week	4/5ths of the base salary
Year 2	3 day work week	3/5ths of the base salary
Year 3	2 day work week	2/5ths of the base salary
Year 4	1 day work week	1/5th of the base salary

Mr. Jones was also granted 750,000 stock options exercisable at a price of $0.49 until October 22, 2012. Under the agreement Mr. Jones is also eligible to receive cash bonuses at the discretion of the Chief Executive Officer and board of directors.

On October 22, 2007 we entered into an employment agreement with Edward White to continue to act as Senior Vice President, Administration for our company. Mr. White also continues to serve as Secretary and Treasurer. In consideration of his services under the employment agreement, Mr. White receives a salary of CDN$120,000 per year. The term of the employment agreement is two years unless he is terminated for just cause. Mr. White was also granted 750,000 stock options exercisable at a price of $0.49 until October 22, 2012. Under the agreement Mr. White is also eligible to receive cash bonuses at the discretion of the Chief Executive Officer and board of directors. In the event Mr. White is terminated for other than just cause he is entitled to a severance payment of 12 month base salary or the remainder of the contract term.

On October 22, 2007 we entered into an employment agreement with Frederick Weidinger to act as Chairman and Chief Executive Officer for our company. The base salary is US $258,000 per year plus a signing bonus of 2,000,000 stock options to purchase shares of our common stock at a price of $0.42 per share until October 22, 2010. Also under the terms of the agreement we agreed to issue 8,000,000 shares of our common stock to Mr. Weidinger at a deemed price of $0.01 subject to the completion of certain milestones by Mr. Weidinger as set out in the agreement. Also under the agreement Mr. Weidinger is entitled to recommend for appointment and the company will agree to appoint, two nominees of Mr. Weidinger to our board of directors and in preparation for our 2008 annual general meeting, we agreed to increase the size of our board to seven directors and allow Mr. Weidinger to nominate an additional director who has experience in the defense industry in the United States.

The term of the employment agreement is for an indefinite period unless he is terminated for just cause or by Mr. Weidinger on 90 days notice to the company. Mr. Weidinger will also be entitled to receive performance cash bonuses at the discretion of the board of directors and is entitled to be reimbursed for certain transition and travel expenses as set out in the agreement. Upon execution of the agreement Mr. Weidinger purchased 1,000,000 shares of our common stock at a price of $0.01 as part of his signing bonus. The remaining 7,000,000 shares have been issued by us and are held in escrow to be released to Mr. Weidinger subject to the terms of the employment agreement.

The summary of the foregoing is qualified by reference to the employment agreements of Owen Jones, Edward White and Frederick Weidinger which are filed as exhibits to this Current Report on Form 8-K and are hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

On October 22, 2007 we issued 1,500,000 stock options to purchase common stock to two of our directors pursuant to their employment contracts. The stock options will vest immediately and will be exercisable at a price of $0.49 per common share until October 22, 2012.

On October 22, 2007 we issued 2,000,000 stock options to purchase common stock to one of our directors pursuant to the terms of his executive employment agreement. The stock options will vest immediately and will be exercisable at a price of $0.42 per common until October 22, 2010.

On October 22, 2007 we issued 1,000,000 common shares to Mr. Weidinger, our new CEO at a price of $0.01 per common share. The shares were issued to Mr. Weidinger pursuant to Rule 506 of Regulation D of the Securities Act of 1933 on the basis that Mr. Weidinger is an accredited investor as such term is defined in Regulation D.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2007 reorganized our management as follows:

Owen Jones	Founder and director	Braintech, Inc. and Braintech Canada, Inc.
Edward White	Senior Vice President, Administration, Secretary and Treasurer	Braintech, Inc. and Braintech Canada, Inc.
Frederick Weidinger	Chief Executive Officer and Chairman of the Board of Directors and director	Braintech, Inc.
Babak Habibi	Chief Technology Officer	Braintech, Inc.

Frederick Weidinger has previously served over the past 15 years as CFO of Institutional Communications Company (ICC), Vice president Corporate Development for MFS Communications Company, and Chairman CEO and President of Pontio Communications. Weidinger holds both Juris Doctor and MBA degrees from Creighton University and a Bachelor of Science degree from the University of Nebraska. He presently sits on the Board of Directors of several North American corporations.

Edward White resigned as Chief Financial Officer and a director of our company, and Babak Habibi resigned as a member of our board of directors effective October 22, 2007. Neither director resigned because of a disagreement with our company, on any matter relating to our operations, policies or practices. Currently our board consists of Owen Jones, Cliff Butler, Jim Speros and Frederick Weidinger.

Item 8.01 Other Events.

On October 22, 2007 our directors approved a bonus stock and bonus stock option plan (the “Bonus Plan”), under which options to acquire common shares and issuances of common shares may be made to the company’s directors, service providers and employees. A total of 30,000,000 shares of our common stock may be issued pursuant to the Bonus Plan. A total of 20,000,000 common shares may be issued as bonus stock and a total of 10,000,000 common shares may be issued pursuant to the exercise of stock options.

Item 9.01. Financial Statements and Exhibits.

A copy of the following documents are included as exhibits to this current report on Form 8-K pursuant to Item 601 of Regulation SB:

10.1	Employment Contract dated October 22, 2007 between Braintech Canada, Inc., Braintech, Inc. and Owen Jones
10.2	Employment Contract dated October 22, 2007 between Braintech Canada, Inc., Braintech, Inc. and Edward White
10.3	Executive Employment Agreement dated October 22, 2007 between Braintech, Inc. and Frederick Weidinger
99.1	Bonus Stock and Bonus Stock Option Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINTECH, INC.

/s/ Edward White
By: Edward White
Secretary and Treasurer
Date: October 30, 2007